                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Nashua Corporation
                (Name of Registrant as Specified In Its Charter)

                               Nashua Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                               NASHUA CORPORATION
                               44 FRANKLIN STREET
                          NASHUA, NEW HAMPSHIRE 03060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Nashua Corporation will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 30, 1999 at 10:00 a.m., for the following purposes:

     1.  To elect a Board of Directors for the ensuing year.

     2.  To approve the 1999 Shareholder Value Plan.

     3. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 1999, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                            PETER C. ANASTOS
                                            Vice President, General
                                            Counsel and Secretary

March 24, 1999

                  IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
                  KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY.

                                PROXY STATEMENT

                                    GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of Nashua Corporation ("Nashua" or the "Company"), a Delaware corporation, whose principal executive offices are located at 44 Franklin Street, Nashua, New Hampshire 03060, for use at the annual meeting of the stockholders of Nashua to be held on April 30, 1999, and at any adjournment thereof. Each proxy executed and returned by a stockholder may be revoked by delivering written notice of such revocation to the Secretary of Nashua or by executing and delivering to the Secretary a proxy bearing a later date at any time at or before the meeting except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authorization conferred by such proxy. This proxy statement is being mailed to stockholders on or about March 26, 1999.

                               VOTING SECURITIES

     The only outstanding class of voting securities of Nashua is its common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 23, 1999, are entitled to vote at the annual meeting and at any adjournment thereof. As of the close of business on such date, there were 6,084,159 shares of common stock outstanding (excluding 853,238 shares held in Nashua's treasury). The holders of a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, constitute a quorum for the transaction of business.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the meeting in person or by proxy is required to approve all matters to be acted upon at the meeting. Accordingly, a vote that is expressly withheld on a particular matter will be treated as present and entitled to vote and thus have the effect of a negative vote.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Pursuant to the bylaws of Nashua, the Board of Directors has fixed at seven the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled until the next annual meeting of stockholders by the majority of directors then in office.

     Each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee.

     All of the nominees for directors named below are now directors of Nashua.

     The following table sets forth for each nominee his name, age, length of service as a director, position now held with Nashua, principal occupation and business experience for the last five years, and the names of other companies of which he serves as a director:

                                      DIRECTOR
             NAME               AGE    SINCE                         BUSINESS EXPERIENCE
             ----               ---   --------                       -------------------
Sheldon A. Buckler(a)(c)(d)...  67      1994     Dr. Buckler has been Chairman of the Board of Commonwealth
                                                 Energy System since May 1995. He was Vice Chairman of the
                                                 Board of Polaroid Corporation from prior to 1993 until his retirement in 1994. He is also a Director of Aseco
                                                 Corporation, Parlex Corporation and Lord Corporation.
Gerald G. Garbacz.............  62      1996     Mr. Garbacz has been Chairman of the Board of Nashua
                                                 Corporation since June 14, 1996 and President and Chief
                                                 Executive Officer since January 2, 1996. From 1994 through
                                                 1995, Mr. Garbacz was a private investor. He was Chairman
                                                 and Chief Executive Officer of Baker & Taylor Inc.
                                                 (information distribution) from prior to 1993 to 1994.
Charles S. Hoppin (a)(c)......  67      1979     Mr. Hoppin has been Senior Counsel to the law firm of Davis
                                                 Polk & Wardwell since January 1999. He was a partner of
                                                 Davis Polk & Wardwell from prior to 1994 through December
                                                 1998.
John M. Kucharski (a)(b)......  63      1988     Mr. Kucharski has been Chairman of the Board of EG&G, Inc.
                                                 (technical and scientific products and services) since
                                                 prior to 1994. He was Chief Executive Officer from prior to
                                                 1994 through December 1998 and President from prior to 1994 until February 2, 1998. He is also a Director of New
                                                 England Electric System and State Street Boston
                                                 Corporation.
David C. Miller, Jr. (b)(c)...  56      1996     Mr. Miller has been President and Chief Executive Officer
                                                 of ParEx, Inc. (privately held investment company) since
                                                 December 1994. From 1994 through 1995, Mr. Miller served as
                                                 President of Kennedy International Consulting, Inc. He is
                                                 also President of the Corporate Council on Africa and a
                                                 Director of Georgetown University's Institute for the Study
                                                 of Diplomacy.
Peter J. Murphy (a)(b)........  50      1997     Mr. Murphy has been Chief Executive Officer of Parlex
                                                 Corporation (electrical components) since July 1997,
                                                 President since July 1995 and a Director since March 1994.
                                                 He was Chief Operating Officer from May 1994 to July 1997,
                                                 Executive Vice President from May 1994 to July 1995, and
                                                 Vice President and General Manager, Flexible Circuit
                                                 Products Division from prior to 1994 until May 1994.

                                      DIRECTOR
             NAME               AGE    SINCE                         BUSINESS EXPERIENCE
             ----               ---   --------                       -------------------
James F. Orr III (b)(c).......  56      1989     Mr. Orr has been Chairman of the Board, Chief Executive
                                                 Officer and President of UNUM Corporation (insurance) since prior to 1994.

---------------

(a) Member of the Audit/Finance and Investment Committee of Nashua's Board of Directors.

(b) Member of the Leadership and Compensation Committee of Nashua's Board of Directors.

(c) Member of the Governance Committee of Nashua's Board of Directors.

(d) Lead Director.

                         BOARD OF DIRECTORS COMMITTEES

     Dr. Buckler as Lead Director acts as Chairman in the Chairman's absence, chairs the Governance Committee and spearheads all activities related to Chief Executive Officer performance and succession. The committees of the Board of Directors are:

AUDIT/FINANCE AND INVESTMENT COMMITTEE

     The Audit/Finance and Investment Committee is charged to take measures to protect the assets of the Company. In doing so, the committee supervises the soundness of the Company's financial records and reporting and its relationship with its independent accountants and provides the Board, the independent accountants, and the internal auditors with direct, non-management access to each other on a regular basis. The Audit/Finance and Investment Committee is also charged with responsibility for supervising policies and decisions relating to financing and major cash management, pension fund and capital investment decisions. The Audit/Finance and Investment Committee held two meetings in 1998.

LEADERSHIP AND COMPENSATION COMMITTEE

     The Leadership and Compensation Committee is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of and succession to key management positions and deciding on senior management compensation. The Leadership and Compensation Committee held two meetings in 1998.

GOVERNANCE COMMITTEE

     The Governance Committee is charged with responsibility for recommending to the entire Board the size and composition of the Board, policies regarding tenure and retirement of Directors, evaluation of Board and Director performance and recommendations for improvement, nomination of candidates for election to the Board, assignments to Board committees, and recommendations for improving governance processes of the Board. The Governance Committee held one meeting in 1998.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     During 1998, the Board of Directors held six regular meetings and three special meetings. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a director and (2) the total number of meetings held by all committees of the Board on which he served.

                           COMPENSATION OF DIRECTORS

     Directors of Nashua, except employees of the Company, receive an annual retainer payable in shares of Nashua's common stock with a market value of $15,000. They also receive $1,000 in cash plus expenses for each Board meeting and Board committee meeting attended and are each year awarded options to purchase 1,000 shares of common stock having an exercise price equal to the fair market value for such shares on the date of award under the provisions of Nashua's 1996 Stock Incentive Plan. The Lead Director is compensated an additional $7,500 annually in cash.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation paid to Nashua's Chief Executive Officer and four most highly paid executive officers in 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                           ----------------------------------   -------------------------------
                                                                                   PERFORMANCE
                                                                                      BASED
                                                                    OTHER          RESTRICTED        SECURITIES
                                                                    ANNUAL            STOCK          UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS     COMPENSATION       AWARDS(1)         OPTIONS     COMPENSATION(2)
   ---------------------------      ----    ------     -----     ------------      -----------       ----------   ---------------
Gerald G. Garbacz.................  1998   $384,596         --           --        $  400,000(3)           --         $20,342
  Chairman, President               1997   $410,000         --           --                --          90,000         $16,262
  and Chief Executive Officer       1996   $400,538   $240,000     $173,920(4)     $1,680,000(5)           --         $10,831
John J. Ireland(6)................  1998   $199,154   $144,520           --        $  223,750(7)(8)        --         $ 5,290
  Vice President                    1997   $190,000   $ 38,000           --                --          15,000         $ 4,260
  Specialty Coated Products
    Division
Joseph I. Gonzalez-Rivas(6).......  1998   $198,693         --           --        $  160,000(8)           --         $ 4,553
  Vice President
  Imaging Supplies Division
Eugene P. Pache(6)................  1998   $174,697   $ 69,831     $  5,945(4)     $  160,000(8)           --         $ 5,376
  Vice President                    1997   $165,000   $ 33,000     $ 10,050(4)     $   62,500(9)       15,000         $ 4,570
  Label Products Division
John L. Patenaude(6)..............  1998   $156,058   $ 38,426(10)         --      $  326,250(8)(11)       --         $ 4,393
  Vice President-Finance,
  Chief Financial Officer
  and Treasurer

---------------

 (1) Market value of performance based restricted shares on the date of grant. As of December 31, 1998, the market value (closing price on the New York Stock Exchange of Nashua's common stock -- $13.3125) and number of performance based restricted shares were: Mr. Garbacz -- $1,930,313 (145,000 shares); Mr. Ireland -- $199,688 (15,000 shares); Mr.
     Gonzalez-Rivas -- $199,688 (15,000 shares); Mr. Pache -- $199,688 (15,000 shares); and Mr. Patenaude -- $266,250 (20,000 shares).

 (2) The amounts listed are for Company contributions to the Employees' Savings Plan, life insurance income and cash payments in lieu of medical benefits. In 1998, these amounts were:

     (a) as to the Employees' Savings Plan -- Mr. Garbacz, $3,500; Mr. Ireland, $3,000; Mr. Gonzalez-Rivas, $3,500; Mr. Pache, $3,500; and Mr. Patenaude, $3,401.

     (b) as to life insurance income -- Mr. Garbacz, $16,062; Mr. Ireland, $2,290; Mr. Gonzalez-Rivas, $1,053; Mr. Pache, $1,876; and Mr. Patenaude, $992.

     (c) as to cash payments in lieu of medical benefits -- Mr. Garbacz, $780.

 (3) Includes 25,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 12,500 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (4) Includes moving expense reimbursement and tax equalization payments.

 (5) Includes 120,000 shares of performance based restricted stock (granted when the price of Nashua shares was $14.00), 60,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 60,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (6) Messrs. Ireland, Gonzalez-Rivas and Pache became executive officers in September 1997. Mr. Patenaude became an executive officer in May 1998.

 (7) Includes 5,000 shares of performance based restricted stock (granted when the price of Nashua shares was $12.75), 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (8) Includes 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.00), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

 (9) Includes 5,000 shares of performance based restricted stock (granted when the price of Nashua shares was $12.50), 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) December 16, 2002 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

(10) Includes market value of performance based restricted stock as of the date the performance target was met and such stock was acquired.

(11) Includes 10,000 shares of performance based restricted stock (granted when the price of Nashua shares was $16.625), 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00;

     and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such performance based restricted stock and be paid when and if the underlying shares vest.

STOCK OPTIONS

     There were no stock option grants to the individuals listed in the Summary Compensation Table in 1998.

     The following table sets forth information regarding stock options held at the end of 1998 by the individuals listed in the Summary Compensation Table:

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED,
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY, OPTIONS AT
                                                               OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                              SHARES ACQUIRED      VALUE       ---------------------------    ---------------------------
            NAME              ON EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----              ---------------   -----------    -----------   -------------    -----------   -------------
Gerald G. Garbacz...........           0                0        90,000              0         $ 80,625              0
John J. Ireland.............           0                0        33,500              0         $ 14,063              0
Joseph I. Gonzalez-Rivas....      30,000         $206,875(2)     40,000         20,000         $120,001        $73,751
Eugene P. Pache.............      15,000         $ 53,313(3)     18,500              0                0              0
John L. Patenaude...........           0                0        14,500              0         $  5,282              0

---------------
(1) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on December 31, 1998 ($13.3125) and the exercise price of the options, multiplied by the number of shares subject to such options.

(2) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on the date of exercise ($16.3125 as to 10,000 shares, $16.50 as to 10,000 shares and $16.75 as to 10,000 shares)
    and the exercise price of the options, multiplied by the number of shares subject to such options.

(3) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on the date of exercise ($16.00 as to 6,500 shares and $15.875 as to 8,500 shares) and the exercise price of the options, multiplied by the number of shares subject to such options.

PENSION PLAN

     The following table shows estimated annual benefits payable upon retirement under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan"), which includes the individuals listed in the Summary Compensation Table:

                           ESTIMATED PENSION BENEFITS

       AVERAGE ANNUAL                                  YEARS OF SERVICE
     COMPENSATION FROM        ------------------------------------------------------------------
      JANUARY 1, 1994                                                                   25 OR
       TO RETIREMENT          5 YEARS       10 YEARS      15 YEARS      20 YEARS      MORE YEARS
     -----------------        --------      --------      --------      --------      ----------
  $  125,000................  $ 13,750      $ 27,500      $ 41,250      $ 55,000       $ 68,750
     250,000................    27,500        55,000        82,500       110,000        137,500
     375,000................    41,250        82,500       123,750       165,000        206,250
     500,000................    55,000       110,000       165,000       220,000        275,000
     625,000................    68,750       137,500       206,250       275,000        343,750
     750,000................    82,500       165,000       247,500       330,000        412,500
     875,000................    96,250       192,500       288,750       385,000        481,250
   1,000,000................   110,000       220,000       330,000       440,000        550,000

     Compensation covered by the Retirement Plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Employees' Savings Plan. As of December 31, 1998, the individuals listed in the Summary Compensation Table had the following years of service credited under the Retirement Plan: Mr. Garbacz, 3 years; Mr. Ireland, 4.5 years; Mr. Gonzalez-Rivas, 2.5 years; Mr. Pache, 4.5 years; and Mr. Patenaude, 7 years.

     The estimated annual benefits shown above are subject to an offset for 50% of a participant's primary Social Security benefit. Benefits as shown above, minus the 50% offset for Social Security benefit, are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that a recipient starts receiving benefits earlier than at age 65. Payments are further reduced for participants who began their credited service before age 40 and terminate employment with Nashua before reaching age 55.

     The Employee Retirement Income Security Act of 1974 places limitations on pensions which may be paid under plans qualified under the Internal Revenue Code. Amounts exceeding such limitations may be paid outside of qualified plans. Nashua has a Supplemental Unfunded Excess Retirement Benefit Plan providing for such amounts for its employees including Messrs. Garbacz, Ireland, Gonzalez-Rivas, Pache and Patenaude.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Garbacz, Ireland, Gonzalez-Rivas, Pache and Patenaude in order to ensure their continued service to Nashua in the event of a change in control of Nashua, or, with respect to Messrs. Ireland, Gonzalez-Rivas and Pache, in the event of the sale of the divisions for which they have operating responsibility. Such severance agreements provide that upon termination of employment under certain circumstances within three years of a change in control of Nashua, the employee would receive severance pay equal to three times the sum of his annual salary and bonus in the case of Messrs. Garbacz and Patenaude, or the sum of two year's annual salary and bonus in the case of

Mr. Gonzalez-Rivas, or the sum of one year's annual salary and bonus in the case of Messrs. Ireland and Pache. In addition, each of Messrs. Garbacz, Ireland, Gonzalez-Rivas, Pache and Patenaude can terminate his employment after a change in control of Nashua and receive such severance pay if he determines in good faith that any assignment of duties is inconsistent with his duties prior to a change of control or certain action by the Company results in a diminution in position, duties, authority or responsibilities. In the event of a sale of their divisions, Messrs. Ireland and Pache would receive severance pay equal to one year's annual salary and bonus and Mr. Gonzalez-Rivas would receive severance pay equal to two year's annual salary and bonus. If the employment of any of Messrs. Garbacz, Ireland, Gonzalez-Rivas, Pache or Patenaude is terminated by the Company apart from the circumstances above for reasons other than misconduct, the executive would receive one year's salary. In addition, the agreements provide for the continuation for specified periods of certain other benefits upon severance.

THE LEADERSHIP AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Leadership and Compensation Committee is composed of non-employee directors and is charged with the responsibility of screening candidates for the chief executive officer position, developing performance evaluation criteria, reviewing the caliber of key managers and succession to their positions and deciding on top management compensation. The Committee administers the Management Incentive Plan and the Company's stock option and stock incentive plans. Each year the Committee reviews the performance of the Chief Executive Officer against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of other executive officers including the executives listed in the compensation table and makes decisions regarding the above plans.

     The Committee's compensation policies applicable to the Company's executive officers during 1998 are set forth below:

          The Committee believes that base salaries should be at competitive levels so as to attract and retain well qualified executives. With respect to the Chief Executive Officer's salary, the Committee considered a number of factors including survey data, the size and performance of the Company, past practice at the Company, each Committee member's own individual experiences in compensation matters and the inter-relationship of salary to cash incentive compensation and long-term equity-based compensation. As a result of the sale of the Company's Photofinishing Group in April 1998, the Committee reduced the Chief Executive Officer's salary to place his salary in line with salaries for chief executive officers at comparable sized companies. The Committee also tied his overall compensation heavily to stock performance by awarding him 25,000 shares of performance based restricted stock. The base salaries for the four Vice Presidents listed in the Summary Compensation Table are competitive with the base salaries for similar positions included in the survey data.

          The Committee believes that incentive compensation paid in cash should be awarded to support company objectives based on company, group, division and personal performance during the preceding year. The Company's Management Incentive Plan provides that cash awards may be granted each year by the Committee based on corporate, group, division and personal performance. For the individuals who served as Chief Executive Officer and principal corporate staff officers, award targets for 1998 were based on the Company's pretax operating income budget and personal performance objectives. For the Vice Presidents in charge of operating units, award targets were based on the respective unit's pretax operating income budget.

          The Committee believes that long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. The Committee's policy has been to award performance-based restricted stock and stock option grants in order to more closely align the interests of management with those of stockholders and to attract and retain executives during a period when the Company has been undergoing significant operational changes.

     The Committee has not adopted a policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance-based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 1999 will be below the compensation limitation.

                                            Leadership and Compensation
                                            Committee
                                                 James F. Orr III, Chairman
                                                 John M. Kucharski
                                                 David C. Miller, Jr.
                                                 Peter J. Murphy

                               PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and a composite peer group for the five years commencing December 31, 1993 and ending December 31, 1998. A peer group comparison is used because, offering a diverse mix of products and services, the Company did not believe that a single industry or line-of-business index provided an adequate measure for comparison to the Company as a whole.

     The Company's products and services include thermal papers, thermosensitive and pressure sensitive labels, and specialty papers, as well as toners, developers and remanufactured laser printer cartridges. In constructing a composite peer group, the Company selected published indices to represent various products. The indices are: for thermal papers, thermosensitive and pressure sensitive labels and specialty papers - the S&P Paper and Forest Products Index, and for toners, developers and remanufactured laser printer cartridges - the S&P Office Equipment & Supplies Index. The Company then weighted the two indices in proportion to the 1998 revenues of Nashua's products and services represented by the respective indices.

     In April 1998, the Company sold its Photofinishing Group. Accordingly, the Company did not use in the presentation of this year's performance graph the peer companies, Eastman Kodak Company and Seattle Filmworks, Inc., representative of the Company's former Photofinishing Group as was used in last year's proxy statement.

                                                   NASHUA CORPORATION             S&P 500 INDEX           COMPOSITE PEER GROUP
                                                   ------------------             -------------           --------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    76.84                      101.32                      103.60
'1995'                                                    52.64                      139.40                      125.22
'1996'                                                    46.36                      171.40                      146.18
'1997'                                                    44.91                      228.58                      184.61
'1998'                                                    51.43                      293.91                      226.65

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares and percentage of Nashua's common stock deemed to be beneficially owned by each director and nominee for director, each executive officer listed in the Summary Compensation Table above and by all directors and executive officers of Nashua as a group, as of March 23, 1999:

                                                   AMOUNT AND NATURE OF        PERCENT OF SHARES
                      NAME                        BENEFICIAL OWNERSHIP(1)         OUTSTANDING
                      ----                        -----------------------      -----------------
Sheldon A. Buckler..............................           10,194(2)                    *
Gerald G. Garbacz...............................          266,447(3)(9)               4.4%
Joseph I. Gonzalez-Rivas........................           76,000(4)                  1.2%
Charles S. Hoppin...............................           11,194(2)                    *
John J. Ireland.................................           49,140(5)(9)                 *
John M. Kucharski...............................           11,694(2)                    *
David C. Miller, Jr.............................            6,194(2)                    *
Peter J. Murphy.................................            4,257(2)                    *
James F. Orr III................................           13,194(2)                    *
Eugene P. Pache.................................           33,500(6)                    *
John L. Patenaude...............................           36,674(7)(9)                 *
Directors and Executive Officers as a group (14
  persons)......................................          658,456(8)(9)(10)          10.8%

---------------

                                                                 *  Less than 1%

 (1) Information as to the interests of the respective nominees has been furnished in part by them. The inclusion of information concerning shares held by or for their spouses or children or by corporations in which they have an interest does not constitute an admission by such nominees of beneficial ownership thereof. Unless otherwise indicated, all persons have sole voting and dispositive power as to all shares they are shown as owning.

 (2) Includes shares each non-employee director has a right to acquire through the exercise of stock options as of May 31, 1999 - Mr. Buckler, 4,000 shares; Mr. Hoppin, 6,000 shares; Mr. Kucharski, 6,000 shares; Mr. Miller, 3,000 shares; Mr. Murphy, 2,000 shares; and Mr. Orr, 6,000 shares.

 (3) Includes 90,000 shares Mr. Garbacz has a right to acquire through the exercise of stock options as of May 31, 1999. Also includes 120,000 shares of performance based restricted stock, 60,000 shares of which will vest when the average closing price over a ten trading day period of Nashua shares (the "Ten Day Average Closing Price") reaches $19.00; and 60,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) October 24, 2002 or (ii) termination of employment, will be forfeited. Also includes 25,000 shares of performance based restricted stock, 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 12,500 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

 (4) Includes 60,000 shares Mr. Gonzalez-Rivas has a right to acquire through the exercise of stock options as of May 31, 1999. Also includes 5,000 shares of performance based restricted stock, 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) December 16, 2002 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten

     Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

 (5) Includes 33,500 shares Mr. Ireland has a right to acquire through the exercise of stock options as of May 31, 1999. Also includes 5,000 shares of performance based restricted stock, 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) February 25, 2003 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

 (6) Includes 18,500 shares Mr. Pache has a right to acquire through the exercise of stock options as of May 31, 1999. Also includes 5,000 shares of performance based restricted stock, 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $18.00; and 2,500 shares of which will vest when the Ten Day Average Closing Price reaches $20.00. However, any shares which have not vested upon the earlier of (i) December 16, 2002 or (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

 (7) Includes 14,500 shares Mr. Patenaude has a right to acquire through the exercise of stock options as of May 31, 1999. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $19.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00. However, any shares which have not vested upon the earlier of (i) May 12, 2003 or
     (ii) termination of employment, will be forfeited. Also includes 10,000 shares of performance based restricted stock, 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $21.00; and 5,000 shares of which will vest when the Ten Day Average Closing Price reaches $23.00. However, any shares which have not vested upon the earlier of (i) December 15, 2003 or (ii) termination of employment, will be forfeited.

 (8) Includes 310,400 shares which the directors and executive officers of Nashua have the right to acquire through exercises of stock options as of May 31, 1999.

 (9) Includes shares held in trust under the Employee's Savings Plan under which the participating employee has voting power as to the shares in his account. As of December 31, 1998, 1,447 shares are held in trust for Mr. Garbacz's account; 640 shares are held in trust for Mr. Ireland's account; 1,174 shares are held in trust for Mr. Patenaude's account; and 5,629 shares are held in trust for the accounts of all directors and executive officers as a group. No director other than Mr. Garbacz participates in the Plan.

(10) Includes 280,000 shares of performance based restricted stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the beneficial owners of more than 5% of its common stock, as of March 23, 1999:

                                                                   AMOUNT AND          PERCENT OF
                                                              NATURE OF BENEFICIAL    COMMON STOCK
                  NAME OF BENEFICIAL OWNER                         OWNERSHIP          OUTSTANDING
                  ------------------------                    --------------------    ------------
Gabelli Funds, Inc./GAMCO Investors, Inc./Gabelli                  1,290,899(b)           21.2%(c)
  International Limited/Gabelli International II Limited/
  Gabelli Performance Partnership L.P./Gabelli Advisers,
  Inc./Marc J. Gabelli/Mario J. Gabelli(a)..................
  One Corporate Center, Rye, NY 10580
Pioneer Investment Management, Inc. (a/k/a Pioneering
  Management Corp.)(d)......................................         646,900(e)           10.6%
  60 State Street, Boston, MA 02109
David L. Babson and Company Incorporated (f)................         594,320(e)            9.8%
  One Memorial Drive, Cambridge, MA 02142-1300
The TCW Group, Inc./Robert Day (g)..........................         511,200(h)            8.4%
  865 South Figueroa Street, Los Angeles, CA 90017
Franklin Resources, Inc./Charles B. Johnson/Rupert H.                442,000(j)            7.3%
  Johnson, Jr./Franklin Advisory Services, Inc.(i)..........
  777 Mariners Island Boulevard, San Mateo, CA 94404
Dimensional Fund Advisors Inc.(k)...........................         418,200(l)            6.9%
  1299 Ocean Avenue, Santa Monica, CA 90401

---------------
(a) Information is based on a joint Schedule 13D (Amendment No. 17) dated February 9, 1999, furnished by such beneficial owners which are affiliated with one another ("Gabelli Schedule 13D") and a letter dated March 3, 1999 from Gabelli Funds, Inc. (the "Gabelli Letter").

(b) Pursuant to the Gabelli Schedule 13D, Gabelli Funds, Inc. owns 356,000 shares for which it has sole voting power and sole dispositive power, GAMCO Investors, Inc. owns 913,899 shares, for which it has sole voting power as to 910,899 shares and sole dispositive power, Gabelli International II Limited owns 15,000 shares for which it has sole voting power and sole dispositive power and Gabelli Advisers, Inc. owns 6,000 shares for which it has sole voting power and sole dispositive power (collectively "Gabelli"). According to the Gabelli Letter, such holdings in the aggregate will be reduced as promptly as practicable below 20% of the Company's outstanding common stock calculated as of February 25, 1999, or 6,191,259 shares.

(c) Based on information in the Gabelli Letter, the Company's Board of Directors determined that Gabelli's recent acquisition of common stock bringing its holdings to more than 20% of Nashua's outstanding shares was inadvertent and that, accordingly, Gabelli would not be deemed an "Acquiring Person" as that term is defined in the Company's 1996 Rights Plan for any purposes under said plan, provided that it divests such holdings as promptly as practicable below 20% of the total outstanding common stock as of February 25, 1999, or 6,191,259 shares, as the Gabelli Letter states that Gabelli will do.

(d) Information is based on Schedule 13G (Amendment No. 1), dated December 1, 1998, furnished by such beneficial owner.

(e) Sole voting power and sole dispositive power.

(f) Information is based on Schedule 13G dated February 3, 1999, furnished by such beneficial owner.

(g) Information is based on Schedule 13G (Amendment No. 3), dated February 12, 1999, furnished by such beneficial owners.

(h) Shared voting power and shared dispositive power.

(i) Information is based on Schedule 13G (Amendment No. 1) dated January 28, 1999, furnished by such beneficial owners.

(j) Franklin Advisory Services, Inc. has sole voting power and sole dispositive power.

(k) Information is based on Schedule 13G dated February 11, 1999, furnished by such beneficial owner.

(l) Sole voting power and sole dispositive power. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of Nashua that are owned by the Portfolios. These securities are owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.

                  APPROVAL OF THE 1999 SHAREHOLDER VALUE PLAN

     The Board of Directors has adopted, subject to stockholder approval, a new 1999 Shareholder Value Plan (the "1999 Plan"). Presently, 53,873 shares are reserved for future awards under Nashua's 1996 Stock Incentive Plan (the "Existing Plan"). In addition, 469,000 shares are reserved for past awards under the Existing Plan. Under the Existing Plan, shares subject to awards that lapse or are forfeited are available for reissuance. The Existing Plan will not be affected if the 1999 Plan is approved by the Shareholders.

     The full text of the 1999 Plan is set forth in Appendix A hereto. Some of its more important features are summarized as follows:

     Purpose. The purpose of the 1999 Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

     Administration. The 1999 Plan is administered by the Leadership and Compensation Committee (the "Committee") of the Board of Directors of Nashua, the members of which are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. Subject to the provisions of the 1999 Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the 1999 Plan and adopt rules and regulations thereunder. The Committee may also delegate to one or more executive officers, the power to make awards and exercise other powers under the 1999 Plan as the Committee may determine, provided that the Committee shall fix the maximum number of shares subject to awards and the maximum number of shares for any one participant to be made by such executive officers.

     Eligibility. All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) ("Participants") are eligible to be granted options, restricted stock awards and other stock-based awards under the 1999 Plan. The Committee expects that approximately 130 Participants of the Company will be eligible for grants based upon their level of responsibility and performance.

     Shares Subject to the 1999 Plan. The shares to be issued under the 1999 Plan are shares of Nashua's common stock ($1.00 par value), which may be newly issued shares or shares held in the treasury. No more than 600,000 shares will be issued under the 1999 Plan. The maximum number of shares of common stock with respect to which an award may be granted to any Participant shall be 150,000 per calendar year. The foregoing limits are subject to adjustment for stock dividends, stock splits or other changes in Nashua's capitalization.

     Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code (the "Code") or non-statutory stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable, the price per share at which it is exercisable and other conditions and limitations, provided that incentive stock options shall only be granted to employees and shall be subject to and construed consistently with the requirements of the Code. No option, however, shall be granted for a term in excess of 10 years. The Committee establishes the exercise price at the time any option is granted at not less than 100% of the fair market value of the common stock at such time.

     Payment for shares purchased upon exercise of any option must be made in full in cash when the option is exercised or by delivery of shares of Nashua's common stock.

     Restricted Stock. The Committee has authority to grant Restricted Stock entitling Participants to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that conditions specified by the Committee are not satisfied.

     The Committee has sole and complete authority to determine the Participants to whom shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such awards.

     Stock certificates issued in respect of shares of Restricted Stock will be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by such Participant together with a stock power endorsed in blank, with the Company. At the expiration of the applicable restricted period, the Company will deliver such certificates to the Participant or the Participant's legal representative.

     Other Stock Based Awards. The Committee has the right to grant other awards based upon the common stock authorized to be issued under the 1999 Plan having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

     Amendments. The Committee may amend, suspend or terminate the 1999 Plan at any time, except to the extent inconsistent with the provisions of the Code.

     Transferability. Except as the Committee may determine, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the Participant, shall be exercisable only by the Participant.

     Federal Income Tax Consequences. The grant of a stock option does not produce ordinary income to the Participant or a deduction to the Company. The tax consequences associated with the exercise of a stock option granted under the 1999 Plan, and with the subsequent disposition of common stock acquired under such an option, will depend in part on whether the option is an incentive stock option or a non-statutory stock option.

     Incentive Stock Options. Generally, a Participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the Participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 1999 Plan is exercised after these periods, the exercise will be treated for tax purposes as the exercise of a non-statutory stock option. Also, incentive stock options granted under the 1999 Plan will be treated as non-statutory stock options to the extent they (together with any other incentive stock options granted after 1986 under other plans of the Company and its subsidiaries) first become exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, income from the disposition of the shares will be characterized a long-term capital gain or loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "disqualifying disposition"), the Participant will recognize ordinary income at time of disposition, and the Company will be eligible to claim a deduction, in an amount equal to the excess of the fair market value of the shares at date of exercise over the exercise price. Any additional gain from a disqualifying disposition will be treated as long-term or short-term capital gain depending on the holding period of the shares. For shares which are sold or exchanged (other than in certain related party transactions) for an amount less than their fair market value at date of exercise, the ordinary income recognized in connection with the disqualifying disposition will be limited to the amount of gain recognized. Shares sold at less than the exercise price will generate either a long-term or short-term capital loss depending on the holding period.

     Although the exercise of an incentive stock option as described above will not produce ordinary taxable income to the Participant, the exercise will produce an increase in the Participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     Non-Statutory Stock Options. Upon the exercise of a non-statutory stock option, the Participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. The employer will be able to claim a deduction in an equivalent amount provided it satisfies federal employment tax withholding requirements. Gain or loss upon a subsequent sale or exchange of the shares will generate either a capital gain or loss, which will be characterized as either long-term or short-term depending on the holding period for the shares.

     In General. Special rules will apply in determining the tax basis of the shares received upon exercise where employee held shares are utilized in the exercise of a stock option.

     Restricted Stock. A Participant who receives shares of Restricted Stock will recognize ordinary income and the Company will be entitled to claim a correlative deduction (subject to satisfaction of federal withholding tax requirements) upon the earlier of the date when the shares become transferable to the Participant or the date when the substantial risk of forfeiture associated with the shares lapses. The amount of ordinary income recognized by the Participant, and of the correlative deduction, will be equal to the fair market value of the shares at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. Generally, any dividends paid with respect to shares that are nontransferable and subject to a substantial risk of forfeiture will be deductible to the Company at the same time they are includible in the Participant's income as compensation.

     In lieu of the treatment described above, a Participant may elect immediate recognition of income under Section 83(b) of the Internal Revenue Code of 1986, as amended. In such event, the Participant will recognize as income the fair market value of the restricted stock at the time of the award (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will be entitled to a corresponding deduction (subject to satisfaction of the federal withholding tax requirements). Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company.

     Payment of Withholding Taxes. The Participant must pay to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 1999 Plan. The Participant may satisfy such tax withholding requirements by delivery to the Company of shares of common stock owned by the Participant, including shares acquired from the award creating the tax obligation.

     Expiration. No awards will be granted under the 1999 Plan after April 30, 2009.

     All awards granted under the 1999 Plan are discretionary, and, therefore, the Company cannot determine the benefits to be received by any particular individual or particular group of individuals.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the common stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for approval of the 1999 Plan.

     The Board of Directors recommends that you vote FOR the proposal to approve the 1999 Plan. Members of the Board of Directors are entitled to receive option grants under the 1999 Plan and, therefore, have a direct interest in the approval of the 1999 Plan.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, Nashua's independent accountants for the year 1998, are also Nashua's independent accountants for the year 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal which is to be included in the proxy materials for the 2000 annual meeting must be received by Nashua on or before November 25, 1999. Such proposals should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary.

                                 MISCELLANEOUS

     The Board of Directors does not presently know of any other matters to be presented to the annual meeting. If any other matters are properly brought before the annual meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     The cost of solicitation of proxies will be borne by Nashua. In addition to the use of the mails, proxies may be solicited by officers and regular employees of Nashua, without extra compensation, by telephone or by other means of communication. Nashua will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to beneficial owners of common stock.

     Nashua has also retained Morrow & Co., Inc. to aid in the solicitation of proxies by personal interview, or by telephone or by other means of communication. Nashua anticipates that the cost of such service will not exceed $10,000.

     Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 1998. Requests for such report should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention:
Suzanne L. Ansara, Assistant Secretary.

                                            PETER C. ANASTOS
                                            Vice President, General
                                            Counsel and Secretary

Nashua, New Hampshire
March 24, 1999

                                                                      APPENDIX A

                               NASHUA CORPORATION

                          1999 SHAREHOLDER VALUE PLAN

1.  PURPOSE

     The purpose of this 1999 Shareholder Value Plan (the "Plan") of Nashua Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board or any Committee as defined in Section 3(c) may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committee. The Board shall appoint a committee or subcommittee of the Board (a "Committee") consisting of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and shall delegate its powers under the Plan to such Committee. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 600,000 shares of common stock, $1.00 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 150,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted ("Fair Market Value"), and shall specify that option price in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the

     Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this
Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c)  Acquisition Events

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted

     Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                                                      NASH-PS-99

                                     PROXY

                               NASHUA CORPORATION

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - APRIL 30, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) PETER C. ANASTOS, JOHN L. PATENAUDE and BRUCE T. WRIGHT and each of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to vote and act at the annual meeting of stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on April 30, 1999 at 10:00 a.m., or any adjournment thereof, upon or in respect of all shares of stock of Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March 24, 1999, receipt of which is hereby acknowledged.

     Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2 as more specifically set forth in the Proxy Statement; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

     The Board of Directors recommends a vote FOR all nominees named in Proposal 1 and a vote FOR Proposal 2.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

Nashua Stockholders:

The Annual Meeting of Stockholders of Nashua Corporation will be held at 10:00 a.m. on Friday, April 30, 1999, at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire.

The Proxies will vote your shares in accordance with your directions on this proxy card. If you sign and return the proxy card and do not indicate your choices, the Proxies will vote your shares in accordance with the directors' recommendations.

Please fill in the boxes to indicate how your shares should be voted, sign and date the proxy card and return it as soon as possible in the enclosed postpaid envelope. If you do not sign and return the proxy card, the Proxies cannot vote your shares at the Annual Meeting.


                                             Peter C. Anastos
                                             Vice President, General
                                             Counsel and Secretary




                                  DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, this proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

----------------------------------------------------------------   ---------------------------------------------------------------
    The Board of Directors Recommends a vote FOR Proposal 1.          The Board of Directors Recommends a vote FOR Proposal 2.
----------------------------------------------------------------   ---------------------------------------------------------------

1. Election of Directors.
   Nominees: Sheldon A. Buckler, Gerald G. Garbacz, Charles S.
             Hoppin, John M. Kucharski, David C. Miller, Jr.,
             Peter J. Murphy, James F. Orr III
                                                                                                                FOR AGAINST ABSTAIN
                FOR   [ ]          [ ] WITHHELD                    2. Approval of 1999 Shareholder Value Plan.  [ ]   [ ]     [ ]
                ALL                    FROM ALL
             NOMINEES                  NOMINEES

          [ ] ________________________________________
               For all nominees except as noted above
                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [ ]





                                                                   PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                                                                   POST PAID RETURN ENVELOPE.



Signature: ____________________________ Date: _________________    Signature: ____________________________ Date: _________________